EXHIBIT 99.1

FOR IMMEDIATE RELEASE PRESS RELEASE October 29, 2010

Angiotech Pharmaceuticals, Inc. Announces a Strongly Supported Transaction

Agreement with Majority of Senior Subordinated Noteholders and Floating Rate

Noteholders

Vancouver, BC, October 29, 2010 – Angiotech Pharmaceuticals, Inc. (NASDAQ: ANPI; TSX: ANP) (“Angiotech” or the “Company”) today announced that the Company has entered into a Recapitalization Support Agreement (the “Support Agreement”) with the holders (the “Consenting Noteholders”) of approximately 73% of its 7.75% Senior Subordinated Notes (the “Subordinated Notes”) to effectuate a recapitalization of the Company that will result in a significant reduction of its debt. Upon implementation, the recapitalization transaction will eliminate $250 million in total indebtedness and provide significant improvements to Angiotech’s credit ratios, liquidity and financial flexibility.

“After a challenging period in our Company’s financial history, we are now able to announce the completion of a necessary transaction proposal with our noteholders,” said Dr. William Hunter, President and CEO of Angiotech. “Our highly dedicated team has remained focused on our Company’s long-term objectives throughout this period, and we believe this transaction will provide the financial foundation we will need to pursue our innovation and commercial strategies for our many exciting products, including our Quill surgical products franchise, our proprietary interventional radiology products and the launch of our 5-FU eluting anti-infective medical device product candidates.”

Thomas Bailey, Chief Financial Officer of Angiotech, said “Our innovation initiatives will require significant capital to support their growth and success, and we have been able to work out a consensual transaction with our noteholders that we believe will better align our Company’s capital structure with our business strategy.”

Under the Support Agreement, the Consenting Noteholders have agreed to exchange their Subordinated Notes for new common stock in the Company (the “Exchange Offer”). The Exchange Offer will be open to all qualifying holders of the Subordinated Notes (the “Noteholders”) and Noteholders participating in the Exchange Offer would receive 90% of the new common stock of Angiotech issued and outstanding following the completion of the recapitalization transaction, subject to potential dilution. The Noteholders that agree to the terms of the Support Agreement by November 30, 2010 will be entitled to receive, as additional consideration, 3.5% of the new common stock of Angiotech (distributed on a pro rata basis) issued and outstanding at the completion of the recapitalization transaction, subject to potential dilution.

The Company has also entered into a support agreement (the “FRN Support Agreement”) with holders of approximately 51% of principal amount of the Company’s existing floating rate notes (the “Existing Floating Rate Notes”) for the exchange of Existing

Floating Rate Notes for new floating rate notes (the “New Floating Rate Notes”). The Exchange Offer will be open to all qualifying holders of the Existing Floating Rate Notes. The New Floating Rate Notes will be secured by a second lien over the assets, property and undertaking of the Company and certain of its Subsidiaries and will otherwise be issued on substantially the same terms and conditions as the Existing Floating Rate Notes other than certain amendments to certain covenants in respect of the incurrence of additional indebtedness and liens and change of control. Pursuant to the Support Agreement, the obligation of the Consenting Noteholders to complete the recapitalization transaction is conditional on the completion of the transactions contemplated by the FRN Support Agreement.

Holders of common stock of Angiotech on the date the recapitalization transaction is completed will hold 2.5% of the issued and outstanding common stock of Angiotech, as well as options to acquire 10% of the new common stock with a strike price that provides for a par recovery to the Noteholders, subject to a shareholder vote in favour of the recapitalization transaction or the obtaining of an exemption order, and subject to potential dilution. All existing options, warrants or other rights to purchase common stock of Angiotech at the completion of the recapitalization transaction will be cancelled. Members of Angiotech management holding common stock intend to support the recapitalization transaction.

Under the Support Agreement, holders of at least 98% of the aggregate principal amount of the Subordinated Notes must consent to the Exchange Offer (the “Minimum Exchange Offer Threshold”) on or before January 7, 2011. The Company may be required to pursue the recapitalization transaction pursuant to a plan of arrangement under the Canada Business Corporations Act (“CBCA”) if the Minimum Exchange Offer Threshold is not met, following a continuance of Angiotech to the CBCA. Under the Support Agreement, Angiotech may also be required to pursue the completion of the recapitalization transaction pursuant a plan of compromise or arrangement under the Companies’ Creditors Arrangement Act (the “CCAA”) and/or other court proceedings.

Under the Support Agreement, the Consenting Noteholders consented to an extension of the grace period applicable to the $9.7 million semi-annual interest payment due on October 1, 2010 until November 30, 2010. Angiotech expects that it will require an additional extension in order to complete the recapitalization transaction.

Any recapitalization transaction contemplated by the Support Agreement may be subject to governmental, court, regulatory, shareholder and third party approvals, as applicable, as well as the satisfaction or waiver of all the conditions of the Support Agreement, and the Company can give no assurances that any such recapitalization transaction will be completed. The Support Agreement may also be terminated by Consenting Noteholders or the Company in certain circumstances.

The Support Agreement also contemplates as a condition of implementation to a recapitalization transaction that the Company’s credit facility with Wells Fargo Capital Finance LLC be amended, refinanced or replaced on such terms and with such maturity date acceptable to Angiotech and the Consenting Noteholders such that the new credit facility will provide the Company and its affiliates with not less than $25 million and no more than $35 million in liquidity upon implementation of the recapitalization transaction. It is also a condition that a stock-based incentive plan satisfactory to the Company and the Consenting Noteholders be established that will provide over the life of the plan for the grant of common stock and options of up to 15% of the new common stock, subject to potential dilution, as well as vesting and other considerations consistent with such stock-based incentive plans.

The Support Agreement and the FRN Support Agreement will be filed by the Company on both SEDAR and EDGAR, and the descriptions of the Support Agreement and the FRN Support Agreement contained in this press release are qualified by the full text of the Support Agreement and the FRN Support Agreement, respectively.

In connection with the recapitalization transaction, the Company has retained the Blackstone Group LP as its financial advisor and Osler, Hoskin & Harcourt LLP and Willkie Farr & Gallagher LLP as its legal advisor. The Noteholders have retained Houlihan Lokey Howard & Zukin as their financial advisor and Goodmans LLP and Latham & Watkins LLP as their legal advisors.

This press release is neither an offer to purchase nor a solicitation of an offer to sell Angiotech’s securities and is not being made to, nor will tenders be accepted from, or on behalf of, holders of Subordinated Notes or Existing Floating Rate Notes in any jurisdiction in which the making of the exchange offers and consent solicitations or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

Forward Looking Statements

Statements contained in this press release that are not based on historical fact, including without limitation statements containing the words “believes,” “may,” “plans,” “will,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. All such statements are made pursuant to the “safe harbor” provisions of applicable securities legislation. Forward-looking statements may involve, but are not limited to, comments with respect to our objectives and priorities for the remainder of 2010 and beyond, our strategies or future actions, our targets, expectations for our financial condition and the results of, or outlook for, our operations, research and development and product and drug development. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements. Many such known risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: general economic and business conditions in the United States, Canada and the other regions in which we operate; market demand; technological changes that could impact our existing products or our ability to develop and commercialize future products; competition; existing governmental legislation and regulations and changes in, or the failure to comply with, governmental legislation and regulations; availability of financial reimbursement coverage from governmental and third-party payers for products and related treatments; adverse results or unexpected delays in pre-clinical and clinical product development processes; adverse findings related to the safety and/or efficacy of our products or products sold by our partners; decisions, and the timing of decisions, made by health regulatory agencies regarding approval of our technology and products; the requirement for substantial funding to conduct research and development, to expand manufacturing and commercialization activities; and any other factors that may affect our performance. In addition, our business is subject to certain operating risks that may cause any results expressed or implied by the forward-looking statements in this press release to differ materially from our actual results. These operating risks include: our ability to attract and retain qualified personnel; our ability to successfully complete pre-clinical and clinical development of our products; changes in our business strategy or development plans; our failure to obtain patent protection for discoveries; loss of patent protection resulting from third-party challenges to our patents; commercialization limitations imposed by patents owned or controlled by third parties; our ability to obtain rights to technology from licensors; liability for patent claims and other claims asserted against us; our ability to obtain and enforce timely patent and other intellectual property protection for our technology and products; the ability to enter into, and to maintain, corporate alliances relating to the development and commercialization of our technology and products; market acceptance of our technology and products; our ability to successfully manufacture, market and sell our products; the availability of capital to finance our activities; our ability to restructure and to service our debt obligations; and any other factors referenced in our other filings with the applicable Canadian securities regulatory authorities or the Securities and Exchange Commission (“SEC”). For a more thorough discussion of the risks associated with our business, see the “Risk Factors” section in our annual report for the year ended December 31, 2009 filed with the SEC on Form 10-K, as amended, and our quarterly report for the 2nd quarter of 2010 filed with the SEC on Form 10-Q.

Given these uncertainties, assumptions and risk factors, investors are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained in this press release to reflect future results, events or developments.

©2010 Angiotech Pharmaceuticals, Inc. All Rights Reserved.

About Angiotech

Angiotech Pharmaceuticals, Inc. is a global specialty pharmaceutical and medical device company. Angiotech discovers, develops and markets innovative treatment solutions for diseases or complications associated with medical device implants, surgical interventions and acute injury. To find out more about Angiotech (NASDAQ: ANPI, TSX: ANP), please visit our website at www.angiotech.com.

FOR ADDITIONAL INFORMATION:

Rick Smith

Investor Relations and Corporate Communications

Angiotech Pharmaceuticals, Inc.

(604) 221-6933

ir@angio.com